Exhibit 99.1

RIDE THE LIGHT
QWEST                                                                       NEWS
[GRAPHIC LOGO OMITTED]


                   QWEST REPORTS RECORD REVENUE AND EBITDA FOR
            FOURTH QUARTER AND YEAR-END 1999 DRIVEN BY MORE THAN 200%
                      GROWTH IN INTERNET AND DATA REVENUES

               REPORTED 1999 REVENUE INCREASED 75%, EBITDA UP 158%

         FOURTH QUARTER SEQUENTIAL REVENUE INCREASED 14%, EBITDA UP 19%


Fourth Quarter Reported Results Compared to Previous Year:

   o     Total revenue grew 34 percent to $1.16 billion

   o     Communications services revenue increased 73 percent

   o Internet and data revenues grew more than 200 percent and comprised more than 25% of total revenue

   o     Total EBITDA of $226.4 million represents a 53 percent increase

   o     Communications Services EBITDA margin improved from 11.4 percent to
         19.6 percent

Fourth Quarter Reported Results Compared to Third Quarter:

   o     Revenue grew 14 percent to $1.16 billion

   o     EBITDA increased 19 percent to $226.4 million

   o     EBITDA margin increased from 18.7 percent to 19.6 percent

Full Year Pro Forma 1999 Compared to Pro Forma 1998:

   o     Total revenue grew 29 percent to $3.90 billion

   o     Communications services revenue increased 57 percent to $3.68 billion

   o     Total EBITDA of $760.2 million represents 92 percent growth

   o     Communications services EBITDA increased 238 percent to $652.8 million


DENVER, FEBRUARY 2, 2000 - Qwest Communications International Inc. (NYSE: Q), the broadband Internet communications company, today announced record revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter and year-end 1999. For the eleventh consecutive quarter Qwest has met or exceeded the consensus of analysts' estimates.

The $1.16 billion in total reported revenue for the quarter reflects a 34 percent increase from the $865.1 million recorded in the same period in 1998, while communications services revenue grew 73 percent. On a sequential basis, Qwest reported a 14 percent increase from $1.02 billion in the third quarter of 1999 to $1.16 billion as a result of continued growth in Internet, multimedia and data services. Full year reported revenue increased 75 percent from $2.24 billion to $3.93 billion. Full year 1999 pro forma revenue increased 29 percent from $3.03 billion to $3.90 billion.

Total reported EBITDA for the fourth quarter was up 53 percent to $226.4 million compared to $148.3 million in the fourth quarter of 1998, while communications services EBITDA increased more than 197 percent. Communications services EBITDA grew 19 percent compared to the third quarter of 1999. Pro forma 1999 EBITDA grew 92 percent to $760.2 million from $396.0 million in 1998, despite a 47 percent decline in construction EBITDA resulting from the mid-year completion of 18,500 miles of the U.S. portion of the company's North American network. Full year 1999 reported EBITDA increased 158 percent from $294.5 million to $759.2 million. Full year 1999 pro forma communications services EBITDA grew 238 percent over 1998.

As a result of strong revenue growth and the company's ability to carefully manage expenses, communications services EBITDA margin went from 11.4 percent in the fourth quarter of 1998 to 19.6 percent for the same period in 1999. Sequentially, communications services EBITDA increased from 18.7 percent for the third quarter 1999 to 19.6 percent for the fourth quarter in spite of investments for growth in areas such as, CyberCenters(sm), data services, enhanced data sales channels, and broadband local access services.

On a reported basis, the company achieved net earnings of $458.5 million, or $0.60 per diluted share, for the year, compared to a net loss of $844.0 million, or $1.51 loss per share, for 1998. The company reported net earnings of $72.6 million, or $0.09 per diluted share, before non-recurring items, compared to a net loss of $19.4 million, or $0.03 loss per share, before non-recurring items.

Excluding the one-time items of a $414.0 million gain recognized as a result of the KPNQwest initial public offering and $6.5 million of costs directly related to the pending merger with U S WEST, Qwest reported net earnings of $29.4 million, or $0.04 per diluted share, compared to a pro forma net earnings of $0.01 per diluted share during the same period in 1998. Including the non-recurring items, Qwest reported net earnings of $437.0 million, or $0.56 per diluted share, compared to a net loss of $0.03 per share a year ago.

"We are extremely pleased to continue our strong financial performance in our core businesses, while our management team focuses on growing revenues globally through strategic initiatives, including the merger with U S WEST," said Joseph
P. Nacchio, Qwest chairman and CEO. "In 1999 we made the necessary investments and commitments to continue to deliver to customers leading-edge broadband Internet communications solutions that will solidly position us as the new Internet communications company of the next decade."

Robert S. Woodruff, Qwest executive vice president and chief financial officer, said, "The financial results for the year reflect Qwest's strong revenue growth and continued margin improvement as a result of our ability to manage expenses. We expect to continue to see strong revenue and EBITDA growth in 2000 led by the demand for Qwest's Internet-based applications and services. In 2000, we anticipate revenue will continue to grow in the range of 30 - 35 percent, with EBITDA growth of approximately 40 - 50 percent."

Woodruff continued, "Our capital spending program for 2000 will be between $2.5 and $2.7 billion to take advantage of growth opportunities by expanding our CyberCenters, creating new global businesses, and by building and selling broadband local access, including Digital Subscriber Line services and expanding Internet and data services."

These estimates do not include the impact of the pending merger with U S WEST or estimated financial synergies.

INTERNET AND COMMUNICATIONS BUSINESS
During the quarter Qwest was awarded a $50 million data communications contract to support the U.S. Department of Energy's (DOE), Energy Sciences Network (ESnet). ESnet will connect DOE's sites including the national labs, as well as major corporate partners and universities, to Qwest's high-performance broadband Internet communications network. Qwest was selected because it can provide network speeds over the next several years that are 500 times faster than the highest speed available today.

Strong demand continued for Qwest's hosting and advanced application services. Qwest accelerated CyberCenter construction during the quarter as work on three centers neared completion. Qwest has seven CyberCenters in operation for Web and applications hosting and e-commerce services and is building seven additional facilities in the U.S.

Qwest has contracts with and is providing service to 40 of the top 50 Fortune 500 companies. Contracts secured by Qwest with major national and multi-national corporations increased more than 80 percent compared to 1998. In addition, Qwest and BellSouth Corporation announced contracts totaling more than $250 million in the fourth quarter. The companies said their teaming agreement has produced 27 contracts for communications services, and more than 540 proposals are pending with business customers.

NORTH AMERICAN NETWORK
Qwest's North American network increased to 24,500 miles in the quarter with the addition of 4,300-miles of network across Canada. The Canadian network joins two existing Qwest U.S. transcontinental routes to deliver a wide variety of broadband Internet solutions, including dedicated access, Web and application hosting, and E-commerce applications. The company also plans to add broadband local access and hosting facilities to serve customers in major markets including Montreal, Toronto and Vancouver.

Qwest announced four California cities would be the first of 25 cities in the U.
S. to have high-speed Digital Subscriber Line services through the QwestLink network. The cities are Sacramento, San Diego, San Jose and San Francisco. By the end of 2000, QwestLink networks are scheduled to be completed in 11 cities followed by 14 additional cities in 2001.

Qwest also announced that it would be the first company to offer an all-optical, OC-192 network by mid-2000. Enabled by relationships with emerging technology companies and established market leaders, Qwest's Internet Protocol network will provide customers with unprecedented high-speed capacity at a lower cost.

QWEST/ U S WEST MERGER
The Qwest and U S WEST merger is on schedule to close mid-year. People from both companies are working on 30 teams and are ahead of schedule implementing processes to realize the synergies outlined when the merger was announced. Shareowners of both companies overwhelmingly approved the merger Nov. 2. The Colorado utility commission approved the merger in early January. Hearings are underway or scheduled to begin soon in many other states.

GLOBAL EXPANSION
In November, KPNQwest, the European joint venture between Qwest and KPN, the Dutch communications company, completed an IPO. The stock is listed under the symbol "KQIP" on the Nasdaq and Amsterdam exchange, and the company has a current market capitalization in excess of $28 billion. Qwest owns 44 percent of the KQIP stock, which is currently valued at approximately $12.5 billion. KPNQwest is building an 11,800-mile network in 46 cities throughout Europe. On February 1, 2000 KPNQwest reported revenue of $199 million for the nine months ended December 31, 1999.

ABOUT QWEST
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband Internet-based data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 24,500 miles in North America. For more information, please visit the Qwest web site at www.qwest.com.

                                      # # #


Contacts:    MEDIA CONTACT:                  INVESTOR CONTACT:
             ------------------              -----------------
             Tyler Gronbach                  Lee Wolfe
             (303) 992-2155                  800-567-7296
             tyler.gronbach@qwest.com        IR@qwest.com

This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, failure to maintain rights of way, financial risk management and future growth subject to risks, Qwest's ability to achieve Year 2000 compliance, adverse changes in the regulatory or legislative environment, and failure to complete the merger with U S WEST and achieve projected synergies and financial results timely or at all. This release may include analysts' estimates and other information prepared by third parties, for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.


                                  ATTACHMENT A
            QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

        FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 1999 AND 1998
                   (IN MILLIONS, EXCEPT PER SHARE INFORMATION)
                                   (UNAUDITED)

                                                  Three Months Ended       Twelve Months Ended
                                                ----------------------  ------------------------
                                                    1999       1998        1999         1998
                                                -----------  ---------  -----------  -----------
Revenue:
     Communications services                    $   1,157.4  $   670.1  $   3,703.1  $   1,554.3
     Construction services                             --        195.0        224.5        688.4
                                                -----------  ---------  -----------  -----------
       Total revenue                                1,157.4      865.1      3,927.6      2,242.7
                                                -----------  ---------  -----------  -----------
Operating expenses:
     Access and network operations                    628.9      405.8      2,062.7        961.8
     Construction services                             --        113.1         96.4        446.8
     Selling, general and administrative -
     communications                                   302.1      188.2        988.6        500.6
     Selling, general and administrative -
     construction                                      --          9.7         20.7         39.0
                                                -----------  ---------  -----------  -----------
     EBITDA                                           226.4      148.3        759.2        294.5

     Depreciation and amortization                    113.6       81.8        404.1        201.7
     Merger related costs                               6.5       34.0         31.5        846.5
                                                -----------  ---------  -----------  -----------
       Earnings (loss) from operations                106.3       32.5        323.6       (753.7)

Interest expense and other, net                      (371.9)      45.4       (259.9)        96.1
                                                -----------  ---------  -----------  -----------
       Earnings (loss) before income taxes            478.2      (12.9)       583.5       (849.8)

Income tax expense (benefit)                           41.2        8.7        125.0         (5.8)
                                                -----------  ---------  -----------  -----------
       Net earnings (loss)                      $     437.0  $   (21.6) $     458.5  $    (844.0)
                                                ===========  =========  ===========  ===========
Net earnings (loss) per share - basic           $      0.58  $   (0.03) $      0.63  $     (1.51)
                                                ===========  =========  ===========  ===========
Net earnings (loss) per share - diluted         $      0.56  $   (0.03) $      0.60  $     (1.51)
                                                ===========  =========  ===========  ===========

Weighted average shares outstanding - basic           748.7      673.0        727.8        558.2
                                                ===========  =========  ===========  ===========
Weighted average shares outstanding - diluted         784.8      703.0        764.3        586.7
                                                ===========  =========  ===========  ===========

Net earnings (loss) before
     non-recurring items (1)                    $      29.4  $    10.4  $      72.6  $     (19.4)
                                                ===========  =========  ===========  ===========
Net earnings (loss) per share before
     non-recurring items - basic                $      0.04  $    0.02  $      0.10  $     (0.03)
                                                ===========  =========  ===========  ===========
Net earnings (loss) per share before
     non-recurring items - diluted              $      0.04  $    0.01  $      0.09  $     (0.03)
                                                ===========  =========  ===========  ===========

(1) Net earnings (loss) before non-recurring items excludes merger related charges incurred in conjunction with the LCI, EUnet, and Icon acquisitions and the loss on redemption of certain debt of the company in 1998, as well as merger related charges incurred in conjunction with the pending merger with U S WEST and the equity gain as a result of the KPNQwest Initial Public Offering in 1999.

                                  ATTACHMENT B

            QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - PRO FORMA

        FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 1999 AND 1998
                   (IN MILLIONS, EXCEPT PER SHARE INFORMATION)
                                   (UNAUDITED)

                                                              Pro Forma (1)                       Pro Forma (1)
                                                           Three Months Ended                 Twelve Months Ended
                                                       ---------------------------       -----------------------------
                                                           1999            1998             1999                1998
                                                       -----------      ----------       -----------        ----------
Revenue:
      Communications services                          $   1,157.4      $    670.7       $   3,678.2        $  2,340.5
      Construction services                                     --           195.0             224.5             688.4
                                                       -----------      ----------       -----------        ----------
        Total revenue                                      1,157.4           865.7           3,902.7           3,028.9
                                                       -----------      ----------       -----------        ----------
Operating expenses:
      Access and network operations                          628.9           412.9           2,050.0           1,461.4
      Construction services                                     --           113.1              96.4             446.8
      Selling, general and administrative -
      communications                                         302.1           188.0             975.4             685.7
      Selling, general and administrative -
      construction                                              --             9.7              20.7              39.0
                                                       -----------      ----------       -----------        ----------
      EBITDA                                                 226.4           142.0             760.2             396.0

      Depreciation and amortization                          113.6            82.3             398.3             305.0
                                                       -----------      ----------       -----------        ----------
        Earnings from operations                             112.8            59.7             361.9              91.0

Interest expense and other, net                               42.2            31.4             152.8              96.1
                                                       -----------      ----------       -----------        ----------
        Earnings (loss) before income taxes                   70.6            28.3             209.1              (5.1)

Income tax expense                                            41.2            22.2             134.2              41.3
                                                       -----------      ----------       -----------        ----------
        Net earnings (loss)                            $      29.4      $      6.1       $      74.9        $    (46.4)
                                                       ===========      ==========       ===========        ==========
Net earnings (loss) per share - basic                  $      0.04      $     0.01       $      0.10        $    (0.07)
                                                       ===========      ==========       ===========        ==========
Net earnings (loss) per share - diluted                $      0.04      $     0.01       $      0.10        $    (0.07)
                                                       ===========      ==========       ===========        ==========

Weighted average shares outstanding - basic                  748.7           683.1             727.8             667.5
                                                       ===========      ==========       ===========        ==========
Weighted average shares outstanding - diluted                784.8           713.8             764.3             696.7
                                                       ===========      ==========       ===========        ==========

(1)   Pro forma results reflect the following items:

o The acquisitions of Phoenix, LCI, and Icon had been included from January 1, 1998 and exclude one-time merger related charges.

o Exclude the results of operations for EUnet, which was contributed to the KPNQwest Joint Venture in April, 1999.

o Exclude one-time merger related charges incurred in conjunction with the pending merger with U S WEST in 1999.

o Exclude a charge for the redemption of certain debt of the company in 1998.

o Exclude the gain as a result of the KPNQwest Initial Public Offering in 1999.

                                  ATTACHMENT C

            QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (IN MILLIONS)
                                   (UNAUDITED)

                                                 DECEMBER 31,       DECEMBER 31,
                                                     1999              1998
                                               ---------------    --------------
ASSETS

Cash                                           $         349.2    $        462.8
Other current assets                                   1,436.0             976.3
                                               ---------------    --------------
Total current assets                                   1,785.2           1,439.1
                                               ---------------    --------------

Property and equipment, net                            4,108.7           2,655.4

Excess of cost over net assets acquired                3,290.1           3,402.0

Other, net                                             1,874.1             571.1
                                               ---------------    --------------
TOTAL ASSETS                                   $      11,058.1    $      8,067.6
                                               ===============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities                      $       1,238.4    $      1,237.5

Long-term debt and capital lease obligations           2,368.3           2,307.1

Long-term liabilities and other                          450.1             284.8

Total stockholders' equity                             7,001.3           4,238.2
                                               ---------------    --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $      11,058.1    $      8,067.6
                                               ===============    ==============